Exhibit 10.35

SECOND AMENDMENT TO GROUND LEASE

THIS SECOND AMENDMENT TO GROUND LEASE (“Second Amendment”) is made as of this 24 day of September, 2009 between MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation (“Landlord”) and QUALITY INVESTMENT PROPERTIES SANTA CLARA, LLC, a Delaware limited liability company (“Tenant”) and CHAD L. WILLIAMS (“Williams”) (for purposes of Section 11 only).

RECITALS

A. Pursuant to a Master Ground Lease – Parcel 12 dated October 2, 1997, as amended by that certain First Amendment to Master Ground Lease Parcel 12 (as same may be further amended or restated, the “Master Lease”), the WEST VALLEY-MISSION COMMUNITY COLLEGE DISTRICT, a California community college district (“District”) leased to Landlord, and Landlord has leased from the District, the land located in the City of Santa Clara, County of Santa Clara, State of California, more particularly described as Parcels 1 and 2 as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 15, 1998 in Book 702 of Maps, pages 29, 30, and 31 (“Subject Property”).

B. Pursuant to a Ground Lease dated October 2, 1997 (“Original Ground Lease”), as amended by that certain First Amendment to Ground Lease dated April     , 1998 (the “First Ground Lease Amendment” and, as the same may be further amended or restated, collectively, the “Ground Lease”), Landlord leased to Nexus Properties, Inc., R. Darrell Gary, Michael J. Reidy, Michael J. Reidy, as trustee of the Ronald Bonaguidi Irrevocable Trust, Kinetic Systems, Inc. and Digital Nexus, Inc. (“Original Ground Tenants”) and Original Ground Tenants leased from Landlord, the Subject Property.

C. Pursuant to an Assignment and Assumption of Ground Lease made as of October 31, 2007, the interest of the tenant under the Ground Lease was assigned to Tenant. In connection therewith, Williams executed and delivered to Landlord a certain Guaranty dated as of October 31, 2007 (the “Williams Guaranty”).

D. The group of entities doing business as the Quality Group of Companies, which include the Tenant (the “Quality Group”), intends to effect an internal restructuring of their data center business in connection with obtaining a private equity investment from a third party and a potential subsequent initial public offering, as more particularly described on Schedule I attached hereto and incorporated herein (the “Transactions Schedule”), pursuant to which, among other things, the Quality Group’s data center business will be restructured under an umbrella partnership and, in the event of an initial public offering, under a corporation or trust that is intended to qualify as a real estate investment trust under federal tax laws.

E. In contemplation of such transactions, QualityTech GP, LLC, a Delaware limited liability company has been formed (the “General Partner”) with Williams and Mark Waddington (“Waddington”) as the sole members. In addition, QualityTech, LP a Delaware limited partnership (the “OP”) has been formed, with Williams and Waddington as the organizational limited partners and the General Partner as the general partner. Pursuant to the transactions described in the Transactions Schedule, it is contemplated that, among other things, (i) Tenant will become an indirect wholly owned subsidiary of the OP (but the Tenant will continue to lease and operate only the Subject Property), and (ii) the OP will indirectly own or lease the data centers, including the Subject Property, that are currently owned or leased by the Quality Group. It is further contemplated that one or more of the investors set forth on Schedule II attached hereto and incorporated herein or their affiliates (the “Investor”) will acquire up to an initial 50.8% interest in the OP for cash, subject to increase up to a 75% interest in the OP, as set forth on Schedule I hereto (the “Equity Investment”), and that the Investor, Williams and Waddington will enter into arrangements regarding the governance of the General Partner and the OP.

F. Prior to the Equity Investment, and as more fully described on the Transactions Schedule under the heading “Initial Transactions,” Williams and Waddington intend to contribute (i) their respective interests, comprising in the aggregate 100% of the direct equity interests, in Quality Investment Properties Santa Clara Holding, LLC (“QIP Holding”), which owns 100% of the interests in Tenant, to the OP in exchange for units of partnership interest in the OP (“OP Units”), (ii) their respective interests in Quality Technology Services Holding, LLC (“QTS Holding”), an entity that owns 100% of direct equity interests in Quality Technology Services Santa Clara, LLC (“QTS Santa Clara”), to the OP in exchange for OP Units, and (iii) various other entities that own or lease other data center properties that comprise the Quality Group to the OP in exchange for OP Units. The transactions described on the Transactions Schedule under the heading “Initial Transaction” (the “Initial Transactions”), the transactions described on the Transactions Schedule under the heading “Equity Transaction” (the “Equity Transactions”) and the transactions described on the Transactions Schedule under the heading “IPO Transactions” (the “IPO Transactions”) are referred to herein collectively as the “Transactions.”

G. As part of the Initial Transactions and as more fully described on the Transactions Schedule, effective at or prior to consummation of the Initial Transactions, QTS Santa Clara, the tenant under the master lease currently in effect at the Subject Property (the “Quality Lease”), will be merged with and into Tenant, with Tenant as the surviving entity (the “QTS Santa Clara Merger”), and, as a result of the QTS Santa Clara Merger, the Quality Lease will terminate and Tenant will succeed by operation of law to QTS Santa Clara’s rights and obligations under, inter alia, space leases and other agreements with space tenants and licensees at the Subject Property.

H. When market conditions are determined to be more favorable for an initial public offering, a new Maryland real estate investment trust or corporation will be formed under the name Quality Technology Investment Trust (the “REIT”). Williams and Waddington will contribute (i) the interests they own in the General Partner and (ii) a portion of the OP Units they own to the REIT in exchange for equity interests (“REIT Common Shares”) in the REIT. At that time, QTS Holding will make an election to be treated as a “taxable REIT subsidiary” with respect to the REIT. The General Partner will merge with and into the REIT, with the REIT surviving the merger, and the REIT will become the general partner of the OP. Upon the IPO Closing Time, the REIT will issue Common Shares to public investors for cash (the “IPO”) and will contribute the net proceeds from the IPO for a number of OP Units equal to the number of Common Shares issued in the IPO, as more fully described on the Transactions Schedule under the heading “IPO Transactions”.

I. In connection with the Transactions, Tenant has requested that the Ground Lease be modified to reflect the Transactions and the fact that (i) additional transfers of ownership interest in the OP may occur in the future as it raises additional equity, and (ii) the REIT may be formed as the ultimate indirect parent entity of Tenant, and may be a publicly traded entity; and Landlord is willing to so provide on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Ground Lease.

2. Amendment Fee. As an express inducement to Landlord’s entering into this Second Amendment, Tenant hereby agrees, concurrently with Tenant’s execution and delivery of this Amendment to Landlord, to pay to Landlord a one-time fee equal to One Hundred Seventy- Five Thousand Dollars ($175,000.00).

3. Amendment of Ground Lease. The first paragraph of Section 14(b) of the Ground Lease hereby is amended by the deletion of the last sentence thereof and the insertion, in lieu thereof, of the following: “The members, shareholders, or holder of any other beneficial interest of Tenant agree not to assign or otherwise transfer all or any portion of their member’s, shareholder’s or other beneficial interest holder’s ownership interest in the Tenant; provided, however, that the assignment or other transfer of any direct or indirect beneficial interest in Tenant shall be permitted without the consent of Landlord and without the requirement of the giving of notice (provided, Tenant shall give Landlord prior written notice of any transfers of any direct interest in Tenant) so long as (i) QualityTech LP or its successor (together, the “Operating Partnership”), directly or indirectly, owns all of the beneficial interests in Tenant before and after the assignment or other transfer; (ii) there is no uncured monetary default by Tenant under this Lease; (iii) Williams remains a principal active manager of the business conducted by the Operating Partnership before and after the assignment or other transfer and (iv) Williams (together with any “Permitted Transferee”, as defined below) directly or indirectly owns at least a majority of the equity interests in the general partner of the Operating Partnership (the “General Partner”) before and after the assignment or other transfer; provided further, however, that from and after the time of an initial public offering of equity interests in the Operating Partnership, the General Partner, or an entity that owns 100% of the interests in the General Partner, the requirements of clauses (iii) and (iv) above shall not apply. As used herein, (x) a “Permitted Transferee” means (1) an entity that is controlled by Williams, or (2) any member of Williams’ immediate family or (3) a foundation, trust or trusts created for the benefit of Williams or his immediate family for bona fide estate planning purposes, but only, in the case of clauses (2) and (3) above, so long as Williams remains a principal active manager of the business conducted by the Operating Partnership; and (y) for purposes of clause (x)(1) above, “control” means the direct or indirect power to direct the ordinary management and policies of the entity whether through the ownership of voting securities, by contract or otherwise.

4. Effectiveness of this Second Amendment. Except as expressly modified by this Second Amendment, all other terms and provisions of the Ground Lease are hereby ratified and confirmed and shall remain in full force and effect.

5. Reimbursement of Landlord’s Expenses. Landlord’s agreement to enter into this Second Amendment is expressly conditioned on Tenant’s reimbursement of Landlord for the reasonable expenses incurred by Landlord in connection with this Amendment, including attorneys’ fees and disbursements. Tenant shall reimburse Landlord for such expenses incurred by Landlord within thirty (30) days following Tenant’s receipt of an invoice therefor.

6. Counterparts; Facsimile Execution. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile transmission (or by e-mail transmission of an electronic copy in .pdf format or other image file format) shall be as effective as delivery of a manually executed counterpart of this Second Amendment.

7. Incorporation of Recitals, Exhibits, Schedules, Appendices and Annexes. The recitals to this Amendment and the Schedules and Exhibits attached to this Second Amendment are hereby incorporated into and made a part of this Second Amendment as if fully set forth herein.

8. Headings. The headings and subheadings contained in the titling of this Second Amendment and the schedules and exhibits hereto are intended to be used for convenience only and shall not be deemed to be part of, or affect the interpretation of, the provisions hereof or thereof.

9. Governing Law. The performance and construction of this Second Amendment shall be governed by the internal laws of the State of California.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns.

11. Williams Guaranty. Williams hereby consents to this Second Amendment and hereby affirms that the Williams Guaranty remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to Ground Lease to be executed as of the year and date first above written.

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION

By:

Name:	Mark Perlberger
Title:	Executive Director

TENANT:

QUALITY INVESTMENT PROPERTIES SANTA CLARA, LLC

By:

Name:	Chad L. Williams
Title:	CEO

WILLIAMS (for purposes of Section 11 only)

CHAD L. WILLIAMS